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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM S-8-A1

                  POST-EFFECTIVE AMENDMENT NO. 1 TO
                    REGISTRATION STATEMENT UNDER
                     THE SECURITIES ACT OF 1933


                       PANTHER RESOURCES LTD.
                       ----------------------
       (Exact name of registrant as specified in its charter)

         Nevada                                   95-3932052
         ------                                   ----------
  (State or Other Jurisdiction                 (IRS Employer ID No.)
  of incorporation or organization)


                    1111 West Hastings Street, Suite 211
                        Vancouver, BC, Canada V6E 2J3
                        -----------------------------
               (Address of Principal Executive Offices)

                             (604) 689-5377
                             --------------
           (Issuer's Telephone Number, including Area Code)

       1997 Stock Incentive Plan for Directors, Officers and Employees
       ---------------------------------------------------------------
                        (Full Title of the Plan)

                       Branden T. Burningham, Esq.
                      455 East 500 South, Suite 205
                        Salt Lake City, Utah 84111
                        --------------------------
                (Name and Address of Agent for Service)

                           (801) 363-7411
                           --------------
      (Telephone Number, Including Area Code, of Agent for Service)


IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR
INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX:    [ ]

                      CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------

Title of Each                     Proposed     Proposed
Class of                          Maximum      Maximum           Amount of
Securities to    Amount to        Price per    Aggregate         Registration
be Registered    be Registered    Unit/Share(1)Offering Price    Fee
-----------------------------------------------------------------------------
Common Shares       2,500,000       $0.20              $500,000  $151.52
$0.001 par value (2)(3)

Common Shares         200,000      $3.00               $600,000  $181.81
$0.001 par value (2)

Common Shares         850,000      $0.00               $0.00          $0.00
$0.001 par value (2)


(1) Estimated for the Common Shares solely for the purpose of calculating the registration fee on the basis of the average of bid and ask prices of the Common
Shares of the Company on July 28th, 1997 (pursuant to Rule 457(c)) under the Securities Act of 1933.

(2) In addition, this Registration Statement also covers an indeterminate amount of additional securities which may be issued under the above-referenced Plan pursuant to the anti-dilution Provisions of such Plan and, if interests in the above-referenced Plan are deemed to constitute separate securities, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the above-referenced Plan.

(3) This post-effective amendment is filed for the sole purpose of increasing the number of shares under this item from 2,000,000 shares to 2,500,000 shares of common stock and to decrease the price per share from $0.50 to $0.20.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, B.C., Canada, on the 3rd day of August, 1998.

                                       PANTHER RESOURCES, LTD.


                                       By: /s/ Gordon Muir
                                          ---------------------
                                          Gordon Muir
                                          CEO and Chairman of the Board


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 3rd of August, 1998.



                                        By: /s/ Gordon Muir
                                            -------------------
                                            Gordon Muir
                                            CEO and Chairman of the Board


                                        By: /s/ Penny Perfect
                                            -------------------
                                            Penny Perfect
                                            President and Director

                                        By: /s/ Katharine Johnston
                                            ----------------------
                                            Katharine Johnston
                                            Vice President and Director